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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
International Isotopes Inc.:

We consent to incorporation by reference in the registration statement (No. 333-31538) on Form S-3 of International Isotopes Inc. of our report dated March 17, 2000, relating to the consolidated balance sheets of International Isotopes Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 annual report on Form 10-K of International Isotopes Inc.


                                            KPMG LLP

Dallas, Texas
March 30, 2000